Exhibit 10.25
THIRD AMENDMENT TO
EMPLOYMENT AGREEMENT
THIRD AMENDMENT, dated as of December 3, 2008 (this “Third Amendment”) to EMPLOYMENT AGREEMENT, dated as of June 1, 2006 as amended by FIRST AMENDMENT TO EMPLOYMENT AGREEMENT dated November 15, 2006 and by SECOND AMENDMENT TO EMPLOYMENT AGREEMENT dated November 19, 2007 (as heretofore amended, the “Employment Agreement”) between A. C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and Rick Lepley (“Executive”). Capitalized terms used herein and not defined herein shall have the respective meanings set forth for such terms in the Employment Agreement.
R E C I T A L S:
WHEREAS, Company and Executive have mutually agreed that certain provisions of the Employment Agreement be amended, as set forth herein.
NOW, THEREFORE, intending to be legally bound hereby, it is agreed as follows:
Section 1. Amendment to Paragraph 4 (a). The beginning of paragraph 4 (a) through the end of clause (i) is amended and restated in its entirety to read as follows:
“(a) The Employment Term shall end on December 31, 2010; provided that (i) the Employment Term shall be extended for successive periods of one (1) year each (each of which is referred to as an “extension term” of the Employment Term) in the event that written notice of termination hereof is not given by one party hereof to the other at least six months prior to the end of the Employment Term or the then applicable extension term, as the case may be; provided further that, and notwithstanding anything to the contrary in this Agreement, ”
Section 2. Amendment to Paragraph 4 (b). The beginning of paragraph 4 (b) through the end of clause (i) is amended and restated in its entirety to read as follows:
“(b) If the Employment Term or any extension term is terminated (including, without limitation, pursuant to the six month notice under paragraph 4 (a)) by the Company without Cause or is terminated by the Executive for Good Reason, Executive (and Executive’s family with respect to clause (iii) of this paragraph 4 (b)) shall be entitled to receive (i) (x) if termination occurs from January 1, 2009 through December 31, 2009, Executive’s Base Salary from the date of termination for the remaining months of the Employment Term through December 31, 2010 as if the termination had not occurred (the “Deemed Remaining Months”) plus Executive’s Pro Rata Bonus (as defined in paragraph (h) below) and (y) if termination occurs during the month of December, 2008 or from January 1, 2010 through December 31, 2010 or during any extension term, Executive’s Base Salary through the twelfth month anniversary of such termination and Executive’s Pro Rata Bonus, if and only if for both clauses (x) and (y), Executive has not breached the provisions of paragraphs 5, 6 and 7 hereof,”

Section 3. Amendment to Paragraph 4 (h). Paragraph 4 (h) is amended and restated in its entirety to read as follows:
“(h) For purposes of this Agreement, “Pro Rata Bonus” shall mean the pro rata portion (calculated as if the “target” amount under such plan has been reached) under any current annual bonus plan from January 1 of the year of termination through the date of termination.”
Section 4. Amendment to Paragraph 3 (i). Paragraph 3 (i) is amended and restated in its entirety to read as follows:
“(i) Pursuant and subject to the terms and conditions of the Company’s 2007 Stock Incentive Plan and the form of the Stock Appreciation Rights Agreement issued pursuant to such Plan, on the date of this Third Amendment, Executive shall be granted stock appreciation rights for 150,000 shares of common stock of the Company which shall vest equally over a three-year term.”
Section 5. Effectiveness. This Third Amendment shall become effective as of the date hereof.
Section 6. Status of Employment Agreement. This Third Amendment is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly set forth herein all of the terms, provisions and conditions of the Employment Agreement shall continue in full force and effect and are not effected by this Third Amendment.
IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Employment Agreement to be duly executed and delivered as of the date first written above.

/s/ Rick Lepley

Date:	12/3/2008	RICK LEPLEY

A. C. MOORE ARTS & CRAFTS, INC.

		By:	/s/ Michael Joyce

Date:	12/3/2008		MICHAEL JOYCE, Chairman

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